                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                           ROCKY SHOES & BOOTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            ROCKY SHOES & BOOTS, INC.
                              39 East Canal Street
                             Nelsonville, Ohio 45764

                                                                  April 12, 2006

Dear Shareholder:

      I am pleased to invite you to the Annual Meeting of Shareholders of Rocky Shoes & Boots, Inc. to be held on Tuesday, May 16, 2006, at 4:00 p.m., at Stuarts Opera House, located at 34 Public Square, Nelsonville, Ohio. Parking is available in Nelsonville at Rocky Shoes & Boots, Inc., at 39 East Canal Street, and directions and transportation to Stuarts Opera House will be available. We look forward to meeting all of our shareholders who are able to attend.

      At the Annual Meeting, you will be asked to (i) elect J. Patrick Campbell, Michael L. Finn, G. Courtney Haning, and Curtis A. Loveland for two-year terms as Class II Directors, (ii) consider and vote upon a proposal to amend the Company's Second Amended and Restated Articles of Incorporation to change the Company's name to Rocky Brands, Inc., (iii) consider and vote upon a proposal to amend the Company's Second Amended and Restated Articles of Incorporation to increase the authorized number of shares of the Company's common stock, without par value, from 10,000,000 to 25,000,000, (iv) ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2006 fiscal year, and (v) transact any other business which may properly come before the meeting or any adjournment thereof. A copy of the Proxy Statement and the proxy card are enclosed.

      It is very important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, please sign, date, and return your proxy card in the enclosed envelope at your earliest convenience. If you are a shareholder of record and attend the meeting, you may vote in person if you wish and your proxy will not be used.

      Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

                                            Sincerely,

                                            Mike Brooks
                                            Chairman and Chief Executive Officer

                            ROCKY SHOES & BOOTS, INC.
                              39 East Canal Street
                             Nelsonville, Ohio 45764

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  April 12, 2006

To Our Shareholders:

      The Annual Meeting of Shareholders of Rocky Shoes & Boots, Inc. will be held at Stuarts Opera House, located at 34 Public Square, Nelsonville, Ohio, on Tuesday, May 16, 2006, at 4:00 p.m. local time, for the following purposes:

            (1) To elect four Class II Directors of the Company, each to serve for a two-year term expiring at the 2008 Annual Meeting of Shareholders.

            (2) To consider and vote upon a proposal to amend the Company's Second Amended and Restated Articles of Incorporation to change the Company's name to Rocky Brands, Inc.

            (3) To consider and vote upon a proposal to amend the Company's Second Amended and Restated Articles of Incorporation to increase the authorized number of shares of the Company's common stock, without par value, from 10,000,000 to 25,000,000.

            (4) To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006.

            (5) To transact any other business which may properly come before the meeting or any adjournment thereof.

      Owners of record of common stock of the Company at the close of business on March 27, 2006, will be entitled to vote at the meeting.

      You will be most welcome at the meeting, and we hope you can attend. Directors and officers of the Company and representatives of its independent registered public accounting firm will be present to answer your questions and to discuss its business.

      We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote in person and your proxy will not be used.

                                             By Order of the Board of Directors,

                                             Curtis A. Loveland
                                             Secretary

                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
               NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

                            ROCKY SHOES & BOOTS, INC.
                              39 East Canal Street
                             Nelsonville, Ohio 45764

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 16, 2006

                          -----------------------------

      This Proxy Statement is furnished to the shareholders of Rocky Shoes & Boots, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 16, 2006, and at any adjournment thereof. The enclosed proxy is solicited by the Board of Directors of the Company. This Proxy Statement and the enclosed proxy will be first sent or given to the Company's shareholders on approximately April 12, 2006.

      The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.

      All shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Company before the meeting or, in the absence of specific instructions to the contrary, will be voted in accordance with the board of directors' unanimous recommendations, which are:

      - FOR the election of J. Patrick Campbell, Michael L. Finn, G. Courtney Haning, and Curtis A. Loveland as Class II Directors of the Company;

      - FOR the proposal to amend the Company's Second Amended and Restated Articles of Incorporation to change the Company's name to Rocky Brands, Inc.;

      - FOR the proposal to amend the Company's Second Amended and Restated Articles of Incorporation to increase the authorized number of shares of the Company's common stock, without par value, from 10,000,000 to 25,000,000;

      - FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the 2006 fiscal year; and

      - at the discretion of the persons acting under the proxy, to transact such other business as may properly come before the meeting or any adjournment thereof.

      Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Company prior to the meeting. Shareholders of record who attend the meeting may vote in person and their proxies will not be used.

      Holders of record of common stock of the Company at the close of business on March 27, 2006, will be entitled to vote at the Annual Meeting. At that time, the Company had 5,386,093 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

      The presence, in person or by proxy, of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors and ratification of independent public accountants.

      The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of common stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each of the proposed amendments to the Company's Second Amended and Restated Articles of Incorporation requires the affirmative vote of the holders of a majority of the common stock outstanding and entitled to vote on the matter. The ratification of Deloitte & Touche as the Company's independent registered public accounting firm requires the affirmative vote of the holders of a majority of the common stock present and entitled to vote on the matter. Broker non-votes will not be counted as being in favor or against either of the proposed amendments to the Company's Second Amended and Restated Articles of Incorporation or the ratification of Deloitte & Touche LLP.

                              ELECTION OF DIRECTORS

      The Company's Code of Regulations provides for a classified board of directors with two classes. Each class of directors consists, as nearly as practical, of one-half of the total number of directors. The total number of authorized directors has been fixed by the Board of Directors at eight. The Board of Directors proposes the re-election of the four incumbent Class II Directors to continue their service as Class II Directors at the 2006 Annual Meeting of Shareholders. The four incumbent Class I Directors will continue in office until the 2007 Annual Meeting of Shareholders.

      J. Patrick Campbell, Michael L. Finn, G. Courtney Haning, and Curtis A. Loveland are currently Class II Directors of the Company and are being nominated by the Board of Directors for re-election as Class II Directors.

      It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Campbell, Finn, Haning, and Loveland as Class II Directors. In the event that any of the nominees for director should become unavailable, the number of directors of the Company may be decreased pursuant to the Company's Code of Regulations, or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

      The following table sets forth for each nominee and each continuing director of the Company, such person's name, age, the year in which he became a director of the Company, and his position with the Company and the Company's subsidiaries, Five Star Enterprises Ltd. ("Five Star"); Lifestyle Footwear, Inc. ("Lifestyle"); Rocky Canada, Inc. ("Rocky Canada"); Georgia Boot LLC, EJ Footwear LLC, HM Lehigh Safety Shoe Co. LLC, Georgia Boot Properties LLC, Durango Boot Company LLC, Northlake Boot Company LLC, EJ Asia Limited, Lehigh Safety Shoe Co. LLC, and Lehigh Safety Shoe Properties LLC (collectively, the "EJ Subsidiaries" and together with Five Star, Lifestyle and Rocky Canada, the "Subsidiaries").

                               CLASS II DIRECTORS
                      (NOMINEES - TERMS TO EXPIRE IN 2008)

                            DIRECTOR
       NAME           AGE    SINCE            POSITION
-------------------   ---   --------   -----------------------
J. Patrick Campbell   57      2004     Director of the Company

Michael L. Finn       62      2004     Director of the Company

G. Courtney Haning    57      2004     Director of the Company

Curtis A. Loveland    59      1993     Director of the Company and Secretary of the
                                       Company and Subsidiaries

                                CLASS I DIRECTORS
                             (TERMS EXPIRE IN 2007)

                            DIRECTOR
       NAME           AGE    SINCE                    POSITION
-------------------   ---   --------   ---------------------------------------------
Mike Brooks           59      1992     Director of the Company, Five Star, Lifestyle
                                       and the EJ Subsidiaries, Chairman and Chief
                                       Executive Officer of the Company and
                                       Subsidiaries

Glenn E. Corlett      62      2000     Director of the Company

Harley E. Rouda, Jr.  44      2003     Director of the Company

James L. Stewart      73      1996     Director of the Company

      J. Patrick Campbell has served as President and Chief Operating Officer of Grantham Education Corporation since January 2006. Mr. Campbell has also served on the board of directors of Grantham Education Corporation and its subsidiary, Grantham University, since January 2006. Mr. Campbell was self-employed as a consultant to various corporations and the financial services industry from January 2001 to December 2005. From January 2004 until February 2005, Mr. Campbell served as Chief of Technology and Operations for the American Stock Exchange. From January 1997 until December 2001, Mr. Campbell held various executive positions at The Nasdaq Stock Market, including Chief Operating Officer of Nasdaq Inc. and Chairman, Nasdaq Investment Products. Prior to joining Nasdaq, Mr. Campbell was employed by The Ohio Company, a privately held investment bank, from 1971 to 1996 as Senior Executive Vice President, and he was a member of the board of directors from 1991 to 1996. Mr. Campbell serves on the board of directors and is chairman of the audit committee of Shearer's Foods, Inc., a privately held company.

      Michael L. Finn has served as President of Central Power Systems, a wholesale distributor in Columbus, Ohio, since 1985, and President of Chesapeake Realty Co., a real estate development and management company in Columbus, Ohio, since 1970.

      G. Courtney Haning has served as Chairman, President and Chief Executive Officer of Peoples National Bank, a community bank in New Lexington, Ohio, since January 1991.

      Curtis A. Loveland has served as Secretary of the Company since October 1992, of Five Star and Lifestyle since December 1992, of Rocky Canada since July 2003, and of the EJ Subsidiaries since January 2005. Mr. Loveland has been a practicing attorney for 33 years and has been a partner in the law firm of Porter, Wright, Morris & Arthur LLP, Columbus, Ohio since 1979. Mr. Loveland also serves on the Board of Directors of Applied Innovation Inc., a telecommunications products manufacturer.

      Mike Brooks has served as Chairman and Chief Executive Officer of the Company and its Subsidiaries since January 2005, upon the Company's acquisition of new subsidiaries. Prior to that he served as Chairman, President, and Chief Executive Officer of the Company from August 1991 to January 2005. Mr. Brooks also has served Lifestyle as President since November 1988 and as Chairman and Chief Executive Officer since December 1992, and Five Star as President since March 1987, as Chairman since August 1991, and as Chief Executive Officer since December 1992. Mr. Brooks is a pattern engineering and shoe design graduate of the Ars Sutoria in Milan, Italy. After employment with U.S. Shoe Corporation and various tanning companies, Mr. Brooks returned to the family shoe business in Nelsonville, Ohio, in 1975, serving first as Manager of Product Development and a national salesman and then, in 1984, becoming President. He has been a director of American Apparel and Footwear Association (formerly Footwear Industries of America) since April 1986 and currently serves on the Executive Board.

      Glenn E. Corlett has been Dean and Professor of Accounting of the College of Business at Ohio University, Athens, Ohio, since July 1997. From 1993 to 1996, Mr. Corlett was Executive Vice President and Chief Operating Officer of N.W. Ayer & Partners, an international advertising agency, headquartered in New York, New York. Mr. Corlett also served as Chief Financial Officer of N.W. Ayer & Partners from 1990 to 1995. Prior to joining N.W. Ayer & Partners, Mr. Corlett had a long history with Price Waterhouse where he was partner-in-charge for mergers and acquisitions in New York from 1988 to 1990; tax partner-in-charge in Denver from 1984 to 1988 and in Cleveland from 1979 to 1984; and held partner and staff positions from 1971 to 1979. Mr. Corlett also serves on the board of directors of Preformed Line Products Company, an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications and broadband network companies.

      Harley E. Rouda, Jr. has served as Chief Executive Officer and General Counsel of Real Living, Inc., an independently-owned residential real estate firm headquartered in Columbus, Ohio, since February 2002. He has also served as Chief Executive Officer and General Counsel of HER Realtors, a Columbus based real estate firm, since May 1999 and May 1997, respectively. Prior to serving as Chief Executive Officer, Mr. Rouda served as President of HER Realtors from May 1996 until May 1999.

      James L. Stewart has served as the proprietor of Rising Wolf Ranch, Inc., East Glacier, Montana, a summer resort and a winter rehabilitation center for teenage boys involved with drug abuse. Mr. Stewart also consults for various retail and catalog companies. Between 1984 and 1991, Mr. Stewart served as the President and Chief Executive Officer of Dunns Inc. and as the Vice President and General Manager of Gander Mountain Inc. Before that time, he served Sears Roebuck & Co. for 28 years in various management capacities.

             AMENDMENT TO THE COMPANY'S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

      The Board of Directors proposes that the shareholders of the Company approve an amendment to the Company's Second Amended and Restated Articles of Incorporation to change the Company's name from "Rocky Shoes & Boots, Inc." to "Rocky Brands, Inc." The Board of Directors believes that the name "Rocky Brands, Inc." more accurately reflects the nature of the Company's business today.

      The vote required to approve the proposal to amend the Company's Second Amended and Restated Articles of Incorporation to change the Company's name is a majority of the common stock outstanding and entitled to vote on the matter.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE AMENDMENT TO THE COMPANY'S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME.

       AMENDMENT TO THE COMPANY'S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      The Company's Second Amended and Restated Articles of Incorporation currently authorize the Company to issue up to 10,000,000 shares of common stock, without par value. The Board of Directors has adopted, subject to shareholder approval, an amendment to Article Fourth of the Second Amended and Restated Articles of Incorporation to increase the authorized number of shares of Common Stock from 10,000,000 shares to 25,000,000 shares. The full text of the proposed amendment to Article Fourth of the Second Amended and Restated Articles of Incorporation is as follows:

      RESOLVED, that Rocky Shoes & Boots, Inc. hereby adopts the following amendment to its Second Amended and Restated Articles of Incorporation and that the Chief Executive Officer, President, an Executive Vice President, and the Secretary or Assistant Secretary of Rocky Shoes & Boots, Inc. are hereby authorized to and directed to sign and file in the office of the Secretary of the State of Ohio a certificate containing a copy of the resolution adopting the amendment and a statement of the manner of its adoption:

            The Second Amended and Restated Articles of Incorporation are hereby amended by striking out in its entirety the first paragraph of Article Fourth and substituting in lieu thereof the following:

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Twenty-Five Million Five Hundred Thousand (25,500,000) consisting of:

                  1. Twenty-Five Million (25,000,000) shares of Common Stock, without par value (the "Common Stock");

                  2. Two Hundred Fifty Thousand (250,000) shares of Voting
            Preferred Stock, without par value (the "Voting Preferred Stock");
            and

                  3. Two Hundred Fifty Thousand (250,000) shares of Non-Voting
            Preferred Stock, without par value (the "Non-Voting Preferred
            Stock").

      The Company is presently authorized to have issued and outstanding 10,500,000 shares, consisting of (a) 10,000,000 shares of common stock, without par value, and (b) 500,000 shares of preferred stock, without par value, of which 250,000 shares are voting preferred stock and 250,000 shares are non-voting preferred stock. The proposed amendment does not change the express terms of the common stock. No change in the express terms, or in the number of authorized shares, of the preferred stock is proposed.

      As of February 28, 2006, of the 10,000,000 shares of common stock presently authorized, 5,351,023 shares were issued and outstanding and 487,500 shares were reserved for issuance under the Company's stock option plans.

      The Board of Directors believes that the proposed increase in the authorized shares of common stock is desirable to enhance the Company's flexibility to issue shares in connection with one or more of the following:

      -     acquisitions;

      -     strategic investments;

      -     corporate transactions, such as stock splits or stock dividends;

      - financing transactions, such as public offerings of common stock or convertible securities;

      -     incentive and employee benefit plans; and

      -     otherwise for corporate purposes that have not yet been identified.

      If the proposed Amended and Restated Certificate of Incorporation is adopted, the additional authorized shares of common stock may be issued upon the approval of the Board of Directors at such times, in such amounts, and upon such terms as our Board of Directors may determine, without further approval of the shareholders, unless such approval is expressly required by applicable law, regulatory agencies, or the Nasdaq Stock Market (or any other exchange or quotation service on which the Company's common stock may then be listed). Further, the Company's shareholders will have no preemptive rights to purchase additional shares.

      The affirmative vote of the holders of a majority of common stock outstanding and entitled to vote on the matter is required to adopt this proposal. It will become effective upon the filing of the amendment to the Company's Second Amended and Restated Articles of Incorporation with the Secretary of State of Ohio, which the Company intends to make on May 17, 2006, the day after completion of the Annual Meeting.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE AMENDMENT TO THE COMPANY'S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK, WITHOUT PAR VALUE, FROM 10,000,000 TO 25,000,000.

            INFORMATION CONCERNING THE DIRECTORS, EXECUTIVE OFFICERS,
                           AND PRINCIPAL SHAREHOLDERS

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

      The Board of Directors of the Company held a total of five meetings during 2005. During 2005, each of the directors attended 75% or more of the total number of (i) meetings of the Board, and (ii) meetings of committees of the Board on which such director served.

      Upon consideration of the criteria and requirements regarding director independence set forth in the rules of the National Association of Securities Dealers, Inc. ("NASD"), the Board of Directors has determined that a majority of its members are independent. Specifically, the Board has determined that each of Messrs. Campbell, Corlett, Finn, Haning, Loveland, Rouda, and Stewart, meet the standards of independence established by NASD Rule 4200(a)(15).

      The Company has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The members of the Audit Committee are Messrs. Corlett (Chairman), Campbell, and Haning. Mr. Rouda was also a member of the Audit Committee until May 17, 2005, when he was replaced by Mr. Campbell. The Board of Directors has determined that each of Messrs. Corlett, Campbell, Haning, and Rouda are independent as independence is defined in NASD Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and that the Audit Committee meets the composition requirements of NASD Rule 4350(d)(2). The Board of Directors has determined that Mr. Corlett meets the requirements of a "financial expert" as set forth in
Section 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission ("SEC").

      The Audit Committee met nine times during 2005. The Audit Committee oversees and monitors management's and the independent auditors' participation in the accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee has the responsibility to appoint, compensate, retain and oversee the work of the independent registered public accounting firm and to consult with the independent auditors on matters relating to the scope of the audit, any non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures, and the adequacy of the Company's internal control procedures. The Audit Committee is governed by an Amended and Restated Audit Committee Charter, which is posted on the Company's website at www.rockyboots.com. The Audit Committee Report relating to the 2005 fiscal year appears on pages 23 and 24.

      The members of the Compensation Committee are Messrs. Rouda (Chairman), Stewart, and Finn. The Board of Directors has determined that each of Messrs. Rouda, Stewart, and Finn are independent as independence is defined in NASD Rule 4200(a)(15).

      The Compensation Committee met six times during 2005. This Committee administers the 1995 Stock Option Plan and the 2004 Stock Incentive Plan and approves compensation for the Company's executive officers. The Compensation Committee report relating to the 2005 fiscal year appears on pages 20 and 21.

      The members of the Nominating and Corporate Governance Committee are Messrs. Loveland (Chairman), Corlett, and Finn. The Board of Directors has determined that each of Messrs. Loveland, Corlett, and

Finn are independent as independence is defined in NASD Rule 4200(a)(15). The Nominating and Corporate Governance Committee Charter is posted on the Company's website at www.rockyboots.com.

      The Nominating and Corporate Governance Committee met once during fiscal 2005. The Nominating and Corporate Governance Committee oversees the director nomination process. The Nominating and Corporate Governance Committee has the responsibility to identify and recommend individuals qualified to become directors. When considering potential candidates, the Nominating and Corporate Governance Committee reviews the candidate's character, judgment, skills, including financial literacy, and experience in the context of the needs of the Board of Directors. The Company generally does not pay any third parties to identify or evaluate, or assist in identifying or evaluating, potential nominees.

      The Nominating and Corporate Governance Committee considers the recommendations of shareholders regarding potential director candidates. In order for shareholder recommendations regarding possible director candidates to be considered by the Nominating and Corporate Governance Committee:

      - such recommendations must be provided to the Nominating and Corporate Governance Committee c/o Rocky Shoes & Boots, Inc., 39 East Canal Street, Nelsonville, Ohio 45764, in writing at least 120 days prior to the date of the next scheduled annual meeting;

      - the nominating shareholder must meet the eligibility requirements to submit a valid shareholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and

      - the nominating shareholder must describe the qualifications, attributes, skills, or other qualities of the recommended director candidate.

      The Nominating and Corporate Governance Committee also has the responsibility to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company and to administer and oversee the Company's Code of Business Conduct and Ethics.

      The Company's Board of Directors welcomes communications from shareholders. Shareholders may send communications to the Board of Directors, or to any Director in particular, c/o Rocky Shoes & Boots, Inc., 39 East Canal Street, Nelsonville, Ohio 45764. Any correspondence addressed to the Board of Directors, or to any one of the Company's Directors in care of our offices is forwarded to the addressee without review by management.

      It is the Company's expectation that all members of the Board of Directors attend the Annual Meeting of Shareholders. All members of the Company's Board of Directors were present at the Company's 2005 Annual Meeting of Shareholders, except for Mr. Rouda.

COMPENSATION OF DIRECTORS

      During 2005, the Company compensated each director who is not an officer or employee of the Company as follows:

      - an annual retainer of $10,000 for service on the Board of Directors, payable in shares of the Company's common stock;

      - an annual retainer of $5,000 for service as Chairman of the Audit Committee;

      - an annual retainer of $2,000 for service as Chairman of the Compensation Committee;

      - an annual retainer of $2,000 for service as Chairman of the Nominating and Corporate Governance Committee;

      -     $1,500 for each Board meeting attended;

      -     $750 for each committee meeting attended; and

      -     $500 for each telephonic Board or committee meeting attended.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with Board or committee meetings.

      On January 3, 2005, 335 shares of restricted stock were issued to each of Messrs. Campbell, Corlett, Finn, Haning, Loveland, Rouda, and Stewart based on a stock price of $29.80 per share. All such shares are fully vested, but not saleable in the public markets until one year from the date of grant.

      In addition, each of the non-employee directors is granted an option to purchase 5,000 shares of the Company's common stock each year. The exercise price of such options equals 100% of the fair market value of the shares on the date of grant. The options are vested at the date of grant but not exercisable until a period of one year from the date of grant and terminate on the sixth anniversary of the date of grant. On January 3, 2005, nonqualified options to purchase 5,000 shares of common stock were granted to each of Messrs. Campbell, Corlett, Finn, Haning, Loveland, Rouda, and Stewart, at an exercise price of $29.80 per share pursuant to the Company's 2004 Stock Incentive Plan. These nonqualified options became exercisable on January 3, 2006 and expire on January 3, 2011.

EXECUTIVE OFFICERS

      In addition to Mike Brooks, the following individuals are executive officers of the Company:

      David Sharp, 50, has served as President and Chief Operating Officer of the Company and its Subsidiaries since January 2005. Prior to that, he served as Executive Vice President and Chief Operating Officer of the Company from March 2002 until January 2005. He served as Senior Vice President - Sales and Operations from June 2001 until March 2002, as Vice President of Sales and Marketing from October 2000 until June 2001, and as Vice President of Manufacturing Operations and Marketing from June 2000 until October 2000. Mr. Sharp has served as Executive Vice President and Chief Operating Officer of Five Star and Lifestyle from August 2003 until January 2005 and of Rocky Canada from July 2003 until January 2005. Prior to that time, he served as Senior Vice President - Sales and Operations of Five Star and Lifestyle from February 2002 until August 2003. Prior to joining the Company, from September 1994 until October 1999, Mr. Sharp served in various capacities, including Vice President and General Manager, of an operating division of H.H. Brown, Inc., a wholly owned subsidiary of Berkshire-Hathaway, Inc., engaged in the footwear business. Mr. Sharp also has held various senior sales and marketing positions at Acme Boot Co., Inc. and Converse, Inc. from June 1991 until September 1994.

      James E. McDonald, 45, has served as Executive Vice President, Chief Financial Officer, and Treasurer of the Company and its Subsidiaries since January 2005. Prior to that, he served as Vice President and Chief Financial Officer of the Company from June 2001, and as Treasurer from August 2003, until January 2005. Mr. McDonald served as Vice President and Chief Financial Officer of Five Star and Lifestyle from February 2002 until January 2005 and of Rocky Canada from July 2003 until January 2005. He served as Treasurer of Five Star and Lifestyle from August 2003 until January 2005 and Rocky Canada from July 2003 until January 2005. Prior to joining the Company, from July 1996 until June 2001, Mr. McDonald served as Chief Financial Officer for two operating divisions of H.H. Brown, Inc., a wholly owned subsidiary of Berkshire-Hathaway, Inc., engaged in the footwear business. Mr. McDonald also served as Controller of Wright's Knitwear Corporation, a privately held manufacturer of apparel.

      Thomas R. Morrison, 58, has served as Senior Vice President - Wholesale Brands of the Company since May 2005. Prior to that he served as President of Georgia Boot LLC from July 1986 until January 2005.

      Officers are elected annually by the Board of Directors and serve at its discretion. There are no family relationships among directors and executive officers of the Company.

OWNERSHIP OF COMMON STOCK BY MANAGEMENT

      The following table sets forth information regarding beneficial ownership of the Company's common stock by each nominee for director, each director, each of the Company's executive officers named in the Summary Compensation Table, and the directors and executive officers of the Company as a group as of February 28, 2006:

                                       NUMBER OF SHARES      PERCENT OF
             NAME                    BENEFICIALLY OWNED(1)     CLASS(1)
----------------------------------   ---------------------   ----------
Mike Brooks                               395,614(2)            7.3%
J. Patrick Campbell                         8,955(2)               *
Glenn E. Corlett                           24,922(2)               *
Michael L. Finn                             6,232(2)               *
G. Courtney Haning                          6,232(2)               *
Curtis A. Loveland                         72,422(2)            1.3%
James E. McDonald                          51,450(2)               *
Thomas R. Morrison                          6,000(2)               *
Harley E. Rouda, Jr.                       12,011(2)               *
David Sharp                                68,000(2)            1.3%
James L. Stewart                           18,781(2)               *
All Directors and Executive
  Officers as a Group (11 persons)        634,619(2)           11.5%

----------
*     indicates less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. "Percentage of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 28, 2006, plus the number of shares such person has the right to acquire within 60 days of February 28, 2006.

(2) Includes 79,750 shares of common stock for Mr. Brooks, 5,000 shares of common stock for Mr. Campbell, 17,500 shares of common stock for Mr. Corlett, 5,000 shares of common stock for Mr. Finn, 5,000 shares of common stock for Mr. Haning, 20,000 shares of common stock for Mr. Loveland, 32,500 shares of common stock for Mr. McDonald, 6,000 shares of common stock for Mr. Morrison, 10,000 shares of common stock for Mr. Rouda, 25,500 shares of common stock for Mr. Sharp, 10,000 shares of common stock for Mr. Stewart, and 184,750 shares of common stock for all directors and executive officers as a group, which could be acquired under stock options exercisable within 60 days of February 28, 2006.

OWNERSHIP OF COMMON STOCK BY PRINCIPAL SHAREHOLDERS

      The following table sets forth information relating to the beneficial ownership of common stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock:

                                               NUMBER OF SHARES
                  NAME OF                      OF COMMON STOCK         PERCENT OF
              BENEFICIAL OWNER                BENEFICIALLY OWNED(1)     CLASS(2)
------------------------------------------    ---------------------    ----------
Mike Brooks                                         395,614(3)             7.3%
c/o Rocky Shoes & Boots, Inc.
39 East Canal Street
Nelsonville, Ohio 45764

SunTrust Banks, Inc.                                403,095(4)             7.6%
303 Peachtree Street, Suite 1500
Atlanta, Georgia 30308

SILLC Holdings, LLC                                 484,261(5)             9.1%
Raritan Plaza I, Raritan Center, 2nd Floor
Edison, New Jersey 08818

----------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

(2) "Percentage of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 28, 2006, plus the number of shares such person has the right to acquire within 60 days of February 28, 2006.

(3) Includes 79,750 shares of common stock for Mike Brooks which could be acquired under stock options exercisable within 60 days of February 28, 2006.

(4) Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 13, 2006 by SunTrust Banks, Inc. ("SunTrust") as parent holding company for Trusco Capital Management, Inc. and for SunTrust Bank Holding Company as parent company for SunTrust Bank in various fiduciary capacities. The address of the principal business office of SunTrust is 303 Peachtree Street, Suite 1500, Atlanta, Georgia 30308.

(5) Based on information filed on Schedule 13G with the Securities and Exchange Commission on January 18, 2005 by SILLC Holdings, LLC ("SILLC"), Strategic Industries, LLC ("Strategic"), Citibank Venture Capital Equity Partners, L.P. ("CVCEP"), CVC Partners, LLC ("CVC Partners"), Citigroup Venture Capital GP Holdings, Ltd. ("CVC GP Holdings"), Court Square Capital Limited ("Court Square"), Citigroup Banking Corporation ("CBC"), and Citigroup Inc. ("Citigroup"). Strategic is the sole member of SILLC. CVCEP holds a membership interest in Strategic. CVC Partners holds a general partnership interest in CVCEP. CVC GP Holdings has a membership interest in CVC Partners. Court Square is the sole shareholder of CVC GP Holdings. CBC is the sole shareholder of Court Square. The address of the principal business office of SILLC and Strategic is Raritan Plaza I, Raritan Center 2nd Floor, Edison, NJ 08818. The address of the principal business office of each of CVCEP, CVC Partners, CVC GP Holdings, Court Square, and Citigroup is 399 Park Avenue, New York, NY 10043. The address of the principal business office of CBC is One Penn's Way, New Castle, DE 19720.

EXECUTIVE COMPENSATION

      The following table sets forth certain information regarding compensation paid during each of the Company's last three complete fiscal years to the Company's Chief Executive Officer and the only other executive officers of the Company whose combined salary and bonus exceeded $100,000 for 2005:

                           SUMMARY COMPENSATION TABLE

                                                                LONG TERM
                                                               COMPENSATION
        NAME AND           FISCAL YEAR   ANNUAL COMPENSATION    RESTRICTED                     ALL OTHER
   PRINCIPAL POSITION         ENDED       SALARY     BONUS     AWARDS($)(2)   OPTIONS (#)    COMPENSATION
Mike Brooks(1)               12/31/05    $350,000        --      $29,820            --      $ 77,158 (3)(4)
Chairman and Chief           12/31/04    $300,000  $183,000           --        15,000      $ 72,000 (3)(4)
Executive Officer of  the    12/31/03    $250,000  $231,000           --        15,000      $105,270 (3)(4)
Company and Subsidiaries

David Sharp                  12/31/05    $285,000        --      $29,820            --      $ 26,326 (4)
President and Chief          12/31/04    $250,000  $125,000           --        13,000      $ 34,175 (4)
Operating Officer of the     12/31/03    $210,000  $131,000           --        13,000      $ 15,123 (4)
Company and Subsidiaries

James E. McDonald            12/31/05    $230,000        --      $29,820            --      $ 25,826 (4)
Executive Vice President,    12/31/04    $188,000   $67,680           --        10,000      $      0
Chief Financial Officer,     12/31/03    $173,500   $96,000           --        10,000      $      0
and Treasurer of the
Company and Subsidiaries

Thomas R. Morrison (5)       12/31/05    $200,000        --           --        21,000      $      0
Senior Vice President of     12/31/04         N/A       N/A           --           N/A           N/A
Sales-Wholesale Brands of    12/31/03         N/A       N/A           --           N/A           N/A
the Company

----------
(1) The Company has entered into an employment agreement with Mr. Brooks (See "Employment Agreements" below).

(2) Represents for each officer indicated, the restricted stock awards for the specified fiscal year under the 2004 Stock Incentive Plan. Information set forth above is based on the closing price of the Company's common stock on the date on which the awards were made.

      On May 27, 2005, each of Messrs. Brooks, Sharp, and McDonald received an award of 1,000 shares of restricted stock, valued at $29.82 per share. The shares vest on January 1, 2006, subject to continued employment with the Company. Dividends will not be paid or accrue with respect to shares of restricted stock until such shares vest. None of the named executive officers have any other restricted stock holdings.

(3) The Company has entered into a deferred compensation agreement with Mr. Brooks. The agreement provides that certain benefits will be paid to Mr. Brooks or a designated beneficiary upon retirement, death, or termination of employment with the Company (or an affiliate). Under the agreement, Mr. Brooks qualifies for the benefits after 15 years of service with the Company or a predecessor corporation. If Mr. Brooks retires after age 65, Mr. Brooks or his beneficiary will receive monthly payments ranging from $1,250 to $2,500 for a ten-year period commencing 90 days after retirement. If Mr. Brooks dies before age 65, the beneficiary will receive the greater of $17,250 annually or the amount Mr. Brooks would have received had he terminated his employment after age 65, reduced by an amount equal to 5/9ths of one percent times the number of months remaining before Mr. Brooks would have reached age 65. If Mr. Brooks terminates his employment with the Company for any reason prior to age 65, Mr. Brooks will be entitled to receive the greater of the cash surrender value of a policy of insurance purchased by the Company on the life of Mr. Brooks or the amount Mr. Brooks would have received had he terminated his employment after age 65, reduced by an amount equal to 5/9ths of one percent times the number of months remaining before Mr. Brooks would have reached age
      65. Finally, the agreement provides that Mr. Brooks will not, during or after his employment with the Company, directly or indirectly, compete with the Company or disclose any confidential information relative to the business of the Company. If Mr. Brooks breaches this or any other covenant under the agreement, no further payments are due or payable by the Company to Mr. Brooks or his beneficiary and the Company has no further liability under the agreement. The benefits under the agreement have vested for Mr. Brooks. The amounts shown under "All Other Compensation" for Mr. Brooks include $33,870 for 2003, $0 for 2004, and $0 for 2005, reflecting the present value of the benefits earned during the year indicated.

(4) The amounts shown under "All Other Compensation" for Messrs. Brooks, Sharp and McDonald include $77,158, $26,326 and $25,826, respectively for 2005, $72,000 and $34,175, respectively for 2004, and $72,000 and $15,123, respectively for 2003, reflecting life insurance premiums paid by the Company.

(5)   Mr. Morrison joined the Company in January 2005.

                        OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides certain information regarding stock options granted during 2005 to each of the executive officers:

                                      INDIVIDUAL GRANTS
                                   -----------------------
                                   % OF TOTAL                                POTENTIAL REALIZABLE VALUE
                                    OPTIONS                                    AT ASSUMED ANNUAL RATES
                                   GRANTED TO                                OF STOCK PRICE APPRECIATION
                       OPTIONS     EMPLOYEES     EXERCISE                      FOR OPTION TERM(1)
                       GRANTED     IN FISCAL       PRICE      EXPIRATION    -----------------------------
      NAME               (#)          YEAR       ($/SHARE)      DATE        0%($)      5%($)      10%($)
------------------    ---------    ----------    ---------    ----------    -----    --------    --------
Mike Brooks               --            0%           --             --       --            --         --
David Sharp               --            0%           --             --       --            --         --
James E. McDonald         --            0%           --             --       --            --         --
Thomas R. Morrison    20,000(2)      15.5%       $28.84         1/6/13       $0      $275,396    $659,622
                       1,000(3)       0.8%       $24.36       12/30/13       $0      $ 11,631    $ 27,858

----------
(1) The amounts under the columns labeled "5%($)" and "10%($)" are included by the Company pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company's common stock. Such amounts are based on the assumption that the option holders hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Company's common stock. The column headed "0%($)" is included to illustrate that the options were granted at fair market value and option holders will not recognize any gain without an increase in the stock price, which increase benefits all shareholders commensurately.

(2) On January 6, 2005, options to purchase 20,000 shares of common stock were granted to Mr. Morrison. The options were granted at an exercise price equal to the closing price of the Company's common stock on January 5, 2005. These options vest and become exercisable on January 6, 2006, at a rate of 25% per year employed, and expire on January 6, 2013.

(3) On December 30, 2005, options to purchase 1,000 shares of common stock were granted to Mr. Morrison. The options were granted at an exercise price equal to the closing price of the Company's common stock on December 30, 2005. These options vested and became exercisable immediately on the date of grant and expire on December 30, 2013.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

      The following table provides certain information regarding the exercise of stock options during 2005, and the number and value of stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2005:

                      SHARES                                                VALUE OF UNEXERCISED
                     ACQUIRED                 NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                       ON        VALUE     OPTIONS AT FISCAL YEAR END      FISCAL YEAR END ($)(1)
                     EXERCISE   REALIZED   ---------------------------   ---------------------------
      NAME             (#)        ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------   --------   --------   -----------   -------------   ----------    -------------
Mike Brooks           25,000    214,250      67,250         23,750        1,196,805       278,425
David Sharp            2,500     62,950      16,500         18,750          335,957       207,220
James E. McDonald         --         --      27,500         15,000          497,825       170,125
Thomas R. Morrison        --         --       1,000         20,000               --            --

----------
(1) Represents the total gain which would have been realized if all in-the-money options held at fiscal year-end had been exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and per share fair market value at year-end. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

                                 RETIREMENT PLAN

      The Company's Restated Retirement Plan for Non-Union Employees (the "Retirement Plan") is a defined benefit pension plan which is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Until December 31, 2005, all Rocky Shoes & Boots, Inc. employees, including U.S. territorial employees, excluding leased employees and those employees covered by a collective bargaining agreement, were eligible to participate in the Retirement Plan if they were at least 21 years old and had worked at least 1,000 hours for the Company over a period of one year. As of December 31, 2005, the Company froze the Retirement Plan for all non-U.S. territorial employees.

      The Retirement Plan provides for the payment of a monthly retirement benefit commencing at age 65, subject to certain early and late retirement options. The amount of the monthly benefit is determined pursuant to a formula contained in the Retirement Plan which takes the greater of 1.5% of Mr. Brooks's average monthly compensation, or $12.00, and multiplies it by Mr. Brooks's number of years of credited service up to a maximum of 35 years. The average monthly compensation is determined for the three consecutive years which gives the participant the highest average. Compensation for this purpose means wages which are subject to federal income tax withholding.

      The following table illustrates the operation of the Retirement Plan by showing various annual retirement benefits payable to participating employees in the compensation and years of service classifications indicated, assuming that participants retire at age 65 and that each participant elects a joint and survivor annuity for the lives of the participant and his or her spouse. There is no reduction of benefits for Social Security retirement income.

                            YEARS OF SERVICES
               ------------------------------------------------
REMUNERATION     15        20        25        30         35
------------   -------   -------   -------   -------   --------
 $ 80,000      $18,000   $24,000   $30,000   $36,000   $ 42,000
  100,000       22,500    30,000    37,500    45,000     52,500
  125,000       28,125    37,500    46,875    56,250     65,625
  150,000       33,750    45,000    56,250    67,500     78,750
  175,000       39,375    52,500    65,625    78,750     91,875
  210,000*      47,250    63,000    78,750    94,500    110,250

----------
*The maximum pay level recognized at this time is $210,000. This maximum is indexed with the COLA % each year, with $5,000 incremental increases.

      For each of the executive officers named in the Summary Compensation Table, the compensation covered by the Retirement Plan for 2005, was $210,00 for each of Messrs. Brooks, Sharp, and McDonald. The Code imposes limitations on the amount of annual benefits payable to an individual under the Retirement Plan. This limit for the 2005 Plan Year is $175,000. The estimated years of service for each of the executive officers as of December 31, 2005, was 30.7 years for Mr. Brooks, 5.5 years for Mr. Sharp, and 4.5 years for Mr. McDonald.

                              EMPLOYMENT AGREEMENTS

      On July 1, 1995, Mr. Brooks entered into an employment agreement with the Company. The employment agreement provides for a minimum base salary and a covenant not-to-compete. Mr. Brooks' employment agreement is "at will" and, therefore, does not have a stated term.

      The covenant not-to-compete contained in Mr. Brooks' employment agreement is for the time of employment, plus a one-year period following termination of employment; provided, that if his employment is terminated following a change in control (as defined in the employment agreement), the covenant not-to-compete will terminate immediately. If the agreement is terminated as a result of a change in control, or if he resigns after a change in control, he is entitled to receive 2.99 times his average annual compensation, including bonuses and taxable fringe benefits, over the last five taxable years immediately preceding the date of a change in control, but in no event will such payments constitute excess parachute payments within the meaning of the Code. Under the employment agreement, a change in control is deemed to have occurred if (i) the Company or 50% or more of its assets or earning power is acquired and less than a majority of the outstanding voting shares of the survivor of such acquisition is owned, immediately after such acquisition, by the owners of the voting shares of the Company outstanding immediately prior to such acquisition, or (ii) there is a change in a majority of the Board of Directors of the Company over any two-year period, which has not been approved in advance by at least two-thirds of the directors of the Company in office at the beginning of the period.

      The following Compensation Committee Report, Performance Graph, and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      The Compensation Committee has the authority and responsibility to determine and administer the Company's officer compensation policies and to approve the salaries of executive officers, the formula for bonus awards to executive officers, and the grant of stock options and restricted stock to executive officers and other key employees under the Company's 1995 Stock Option Plan and 2004 Stock Incentive Plan. The Compensation Committee consists solely of independent directors of the Company. In general, the philosophy of the Compensation Committee is to attract and retain qualified executives, reward current and past individual performance, provide short-term and long-term incentives for superior future performance, and relate total compensation to individual performance and performance of the Company.

      On July 1, 1995, the Company entered into an employment contract, approved by the Company's Board of Directors, with Mr. Brooks. The base salary under the employment contract is subject to review by the Compensation Committee and may be increased periodically.

      The determination of executive officer base salaries for the fiscal year ended December 31, 2005, including increases to the minimum base salary fixed by the employment contract of Mr. Brooks (see EMPLOYMENT AGREEMENTS above), was based primarily on subjective factors, such as the Compensation Committee's perception of individual performance and the executive officer's contribution to the overall performance of the Company, and not on specific criteria. No specific weight was given to any of these factors because each of these factors was considered significant and the relevance of each varies depending upon an officer's responsibilities. These factors were also taken into account when the Compensation Committee established Mr. Brooks' salary at $350,000 for the fiscal year ended December 31, 2005.

      The Company established an executive bonus program for 2005. The bonuses payable under the executive bonus program were based on percentages of a participant's salary. The amount of the percentage bonus depended on the Company's operating income. The percentages payable to the named executive officers ranged from 16% to 102%, depending on the officer and the amount of operating income. Four of the Company's named executive officers, including Mr. Brooks, were eligible to participate in the executive bonus pool for 2005. The percentages issued under the program were allocated at the beginning of 2005 among these four executive officers based upon the Compensation Committee's subjective perception of each executive officer's contribution to the overall profitability of the Company. Under the executive bonus program, no bonuses were awarded to executive officers for 2005.

      The purpose of the Company's 1995 Stock Option Plan and 2004 Stock Incentive Plan is to provide long-term incentives to key employees and motivate key employees to improve the Company's performance, and in turn, the performance of the Company's common stock. Stock option awards are considered annually by the Compensation Committee. The value of the stock options awarded is entirely dependent upon the Company's stock performance over a period of time.

      The number of shares of common stock subject to the options granted during 2005 was determined based on a subjective evaluation of the past performance of the individual, the total compensation being paid to the individual, the individual's scope of responsibility, and the anticipated value of the individual's contribution to the Company's future performance. No specific weight was given to any of these factors. Although information as to the options awarded to each executive officer during previous years was reviewed by the Compensation Committee, the Compensation Committee did not consider the total amount of options held by an officer in determining the size of an option awarded for 2005.

      Options were granted under the 2004 Stock Incentive Plan by the Company during 2005 to 24 key employees in recognition of their efforts relating to the integration of the new EJ Subsidiaries. Each stock option awarded had an exercise price equal to the fair market value of the underlying common stock of the Company on the date of the grant. The options granted immediately vested and became exercisable on the date of grant and terminate eight years from the date of grant. All options granted during 2005 to employees are subject to certain forfeiture restrictions in the 2004 Stock Incentive Plan.

      The Budget Reconciliation Act of 1993 amended the Code to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1,000,000 per year. The Compensation Committee does not believe that this law will impact the Company because the current level of compensation for each of the Company's executive officers is well below the $1,000,000 salary limitation.

                                               COMPENSATION COMMITTEE

                                                  Harley E. Rouda, Jr., Chairman
                                                  James L. Stewart
                                                  Michael L. Finn

                                PERFORMANCE GRAPH

      The following Performance Graph compares the performance of the Company with the NASDAQ Stock Market (U.S.) Index and the Standard & Poor's Footwear Index, which is a published industry index. The comparison of the cumulative total return to shareholders for each of the periods assumes that $100 was invested on December 31, 2001, in the common stock of the Company, and in the NASDAQ Stock Market (U.S.) Index and the Standard & Poor's Footwear Index and that all dividends were reinvested.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
      AMONG ROCKY SHOES & BOOTS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE S&P FOOTWEAR INDEX

                              [PERFORMANCE GRAPH]

                                         Cumulative Total Return
                             ---------------------------------------------------
                             12/00    12/01    12/02    12/03    12/04    12/05
                             ------   ------   ------   ------   ------   ------
ROCKY SHOES & BOOTS, INC.    100.00   148.90   135.23   577.81   769.03   628.65
NASDAQ STOCK MARKET(U.S.)    100.00    70.75    51.08    76.82    85.44    96.38
S & P FOOTWEAR               100.00   101.33    84.09   128.56   169.06   170.05

*$100 invested on December 31, 2001 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      GENERAL. In accordance with the Audit Committee Charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During the 2005 fiscal year, the Audit Committee met nine times.

      REVIEW AND DISCUSSION WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte & Touche LLP a formal written statement describing all relationships between Deloitte & Touche LLP and the Company that might bear on Deloitte & Touche LLP's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Deloitte & Touche LLP any relationships that may impact Deloitte & Touche LLP's objectivity and independence, and satisfied itself as to Deloitte & Touche LLP's independence. The Audit Committee also discussed with management and Deloitte & Touche LLP the quality and adequacy of the Company's internal controls. In addition, the Audit Committee reviewed and discussed with Deloitte & Touche LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, and, with and without management present, discussed and reviewed the results of Deloitte & Touche LLP's examination of the consolidated financial statements.

      REVIEW WITH MANAGEMENT. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2005 with management. Management has the responsibility for the preparation of the Company's consolidated financial statements, and Deloitte & Touche LLP has the responsibility for the examination of those statements.

      AUDIT FEES. The aggregate fees billed for professional services rendered by Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche LLP," which includes Deloitte Consulting), for the audits of the Company's annual consolidated financial statements, including those for its subsidiaries, for the 2005 fiscal year, the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year, and for professional services rendered for audits related to the effectiveness of internal control over financial reporting were $1,046,725 (including direct engagement expenses). The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audits of the Company's annual consolidated financial statements, including those for its subsidiary, Lifestyle Footwear, Inc., for the 2004 fiscal year, the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year, and for professional services rendered for audits related to the effectiveness of internal control over financial reporting were $767,000 (including direct engagement expenses).

      AUDIT-RELATED FEES. The aggregate fees billed by Deloitte & Touche LLP for audit-related services rendered for the Company for the 2005 fiscal year were $76,500. The aggregate fees billed by Deloitte & Touche LLP for audit-related services rendered for the Company and its subsidiaries for the 2004 fiscal year were $220,457. Audit-related fees in 2004 included fees for financial due diligence relating to the acquisition of EJ Footwear Group.

      TAX FEES. The aggregate fees billed by Deloitte & Touche LLP for tax-related services rendered for the Company for the 2005 fiscal year were $155,201. The aggregate fees billed by Deloitte & Touche LLP for tax-related services rendered for the Company and its subsidiaries for the 2004 fiscal year were $86,616. The tax-related services were all in the nature of tax compliance and tax planning.

      ALL OTHER FEES. There were no fees billed for services rendered to the Company by Deloitte & Touche LLP, other than the audit services, audit-related services, and tax services, for either the 2005 or 2004 fiscal year.

      PRE-APPROVAL POLICY. The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor or other registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, that are approved by the Audit Committee prior to completion of the audit.

      CONCLUSION. Based on the reviews and discussions with management and Deloitte & Touche LLP noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 to be filed with the Securities and Exchange Commission. The Audit Committee also determined that the provision of services other than services described under "Audit Fees" was compatible with maintaining Deloitte & Touche LLP's independence.

                                     AUDIT COMMITTEE

                                          Glenn E. Corlett, Chairman
                                          J. Patrick Campbell
                                          G. Courtney Haning

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION / RELATED PARTY
                                  TRANSACTIONS

      During 2005, the members of the Compensation Committee were Messrs. Rouda (Chairman), Stewart, and Finn. None of these members was an executive officer or employee of the Company or its subsidiaries during or prior to his service as a member of the Compensation Committee. Certain other directors, executive officers, and principal shareholders of the Company, or members of their immediate families, have participated in transactions with, or have had certain business relationships with, the Company during 2005.

      In January 2005, the Company purchased a manufacturing facility in Nelsonville, Ohio for $505,000 from the William Brooks Real Estate Company, an Ohio corporation, 25% of which is owned by Mike Brooks. The Company believes, based on its knowledge of comparable properties, that this purchase was made on terms no less favorable to the Company or its affiliates than it could have obtained from unrelated parties.

      Mr. Loveland, a director of the Company, is a partner in the law firm of Porter, Wright, Morris & Arthur LLP, which provides legal services to the Company.

      During 2005, the Company employed certain members of Mr. Brooks' immediate family. Jason Brooks, Mr. Brooks' son, served as the Company's Vice President of Sales, Field Accounts, Stuart Brooks, Mr. Brooks' brother, served as the Company's Vice President of Sales, Work and Duty, and Mark Pitts, Mr. Brooks' son-in-law, served as the Company's Vice President of Sales, Key Accounts and each received base salaries and bonuses of $126,000, $126,000, and $142,000, respectively, in 2005. Additionally, Jay Brooks, Mr. Brooks' brother, served as an independent contractor to the Company and was paid a total of $77,919 in 2005.

      The Company believes that all terms of the transactions and existing arrangements set forth above are no less favorable to the Company than similar transactions and arrangements which might have been entered into with unrelated parties.

                      EQUITY COMPENSATION PLAN INFORMATION

      The table below sets forth additional information as of December 31, 2005, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

                                                                                   NUMBER OF SECURITIES
                                                                                    REMAINING AVAILABLE
                                     NUMBER OF SECURITIES                           FOR ISSUANCE UNDER
                                       TO BE ISSUED UPON      WEIGHTED-AVERAGE      EQUITY COMPENSATION
                                          EXERCISE OF         EXERCISE PRICE OF      PLANS (EXCLUDING
                                     OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   SECURITIES REFLECTED
                                      WARRANTS AND RIGHTS    WARRANTS AND RIGHTS      IN COLUMN (A))
                                              (A)                    (B)                    (C)
                                     --------------------   --------------------   --------------------
Equity compensation plans approved
by security holders (1)                     658,851                $14.49                 467,500
Equity compensation plans not
approved by security holders                     --                    --                      --
                                            -------                ------                 -------

Total                                       658,851                $14.49                 467,500
                                            =======                ======                 =======

----------
(1) Equity compensation plans approved by shareholders include the 1992 Stock Option Plan, the Second Amended and Restated 1995 Stock Option Plan, and the 2004 Stock Incentive Plan.

          RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Board of Directors has appointed Deloitte & Touche LLP as its independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006. Although not required, the Board of Directors is submitting its selection to the shareholders of the Company for ratification. Deloitte & Touche LLP has served as the independent registered public accounting firm for the Company since its formation in 1992. The Board of Directors believes that the reappointment of Deloitte & Touche LLP for the fiscal year ending December 31, 2006, is appropriate because of the firm's reputation, qualifications, and experience. The Board of Directors will reconsider the appointment of Deloitte & Touche LLP if its selection is not ratified by the shareholders.

      Representatives of Deloitte & Touche LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF ITS APPOINTMENT OF DELOITTE & TOUCHE LLP.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports and written representations from reporting persons, the Company believes that all filing requirements were complied with during fiscal 2005, except as disclosed herein. Each of Messrs. Sharp and Stewart filed one late Form 4, each with respect to one transaction.

                PROPOSALS BY SHAREHOLDERS FOR 2007 ANNUAL MEETING

      Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 2007 must be received by the Company (addressed to the attention of the Secretary) on or before December 13, 2006. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2007 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after February 24, 2007. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to such matter in accordance with their best judgment.

      The Company's Annual Report to Shareholders for the fiscal year ending December 31, 2005, including financial statements, was furnished to shareholders concurrently with the mailing of this proxy material.

                                             By Order of the Board of Directors,

                                             Curtis A. Loveland
                                             Secretary

                            ROCKY SHOES & BOOTS, INC.
                  39 EAST CANAL STREET, NELSONVILLE, OHIO 45764

                  ---------------------------------------------

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- MAY 16, 2006

      The undersigned hereby appoints MIKE BROOKS, DAVID SHARP, and CURTIS A. LOVELAND, or any one of them acting alone, my attorneys and proxies, with full power of substitution to each, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held on May 16, 2006, 4:00 p.m., local time, at Stuarts Opera House, 34 Public Square, Nelsonville, Ohio 45764, and at any adjournment thereof, with all of the powers I would have if personally present, for the following purposes:

1.    ELECTION OF CLASS II DIRECTORS

                                         For     Withhold
               J. Patrick Campbell       [ ]       [ ]
               Michael L. Finn           [ ]       [ ]
               G. Courtney Haning        [ ]       [ ]
               Curtis A. Loveland        [ ]       [ ]

2. Approval and adoption of amendment to the Company's Second Amended and Restated Articles of Incorporation to change the Company's name to Rocky Brands, Inc.

      [ ]  FOR            [ ]  AGAINST          [ ]  ABSTAIN

3. Approval and adoption of amendment to the Company's Second Amended and Restated Articles of Incorporation to increase number of authorized shares of the Company's common stock from 10,000,000 to 25,000,000.

      [ ]  FOR            [ ]  AGAINST          [ ]  ABSTAIN

4. Ratification of selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2006 fiscal year.

      [ ]  FOR            [ ]  AGAINST          [ ]  ABSTAIN

5. TO TRANSACT such other business as may properly come before the meeting and any adjournment thereof.

The undersigned gives unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinion may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof. Any of the said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting shall have and may exercise all the powers of said attorneys and proxies hereunder.

      THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

      The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated April 12, 2006, the Proxy Statement and the Annual Report of the company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

      Please sign and date this Proxy below and return it in the enclosed envelope.

                                   Dated  ________________________________, 2006

                                   _____________________________________________
                                                    (Signature)

                                   _____________________________________________
                                                    (Signature)

                                   SIGNATURE(S) SHALL AGREE WITH THE NAME(S)
                                   PRINTED ON THIS PROXY. IF SHARES ARE
                                   REGISTERED IN TWO NAMES, BOTH SHAREHOLDERS
                                   SHOULD SIGN THIS PROXY. IF SIGNING AS
                                   ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.